As filed with the Securities and Exchange Commission on May 13, 2008.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Cayman Islands	98-0562157
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Room 2301, World-Wide House
19 Des Voeux Road
Central, Hong Kong

(Address of Principal Executive Offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-150489

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Ordinary Shares, $0.001 par value
(Title of Class)

Ordinary Share Purchase Warrants
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

A description of the units, ordinary shares and ordinary share purchase warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-150489 filed with the Securities and Exchange Commission on April 29, 2008, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	No. Description
3.1*	Memorandum and Articles of Association.
3.2*	Certificate of Incorporation.
3.3*	Amended and Restated Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Public Warrant Certificate
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

* Incorporated by reference to the exhibit of the same number filed with the Registration Statement on Form F-1, which was initially filed with the Securities and Exchange Commission on April 29, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA FUNDAMENTAL ACQUISITION CORP.

Date: May 13, 2008	By:	/s/ Chun Yi Hao
Name: Chun Yi Hao
Title: Chief Executive Officer